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                                                                    EXHIBIT 21.1


                                  SUBSIDIARIES
                                       OF
                                 DATASCOPE CORP.

         The following table lists, as of June 30, 2001, the direct and indirect subsidiaries of Datascope Corp., the jurisdiction of organization and the percentage of voting securities owned by the immediate parent of each subsidiary:

                                                      Where                     % of
                                                      Incorporated              Voting Stock
         Datascope FSC, Ltd.                          Barbados                  100

         Datascope Investment Corp.                   New Jersey                100

         Datascope B.V.                               Netherlands               100
                  Datascope Medical Co. Ltd.          United Kingdom            100
                  Datascope S.A.R.L.                  France                    100
                  Datascope GmbH                      Germany                   100
                  InterVascular S.A.S.                France                    100
                  Datascope S.L.                      Spain                     100
                  Datascope Interventional GmbH       Germany                   100
                           Qualimed GmbH              Germany                    30
                           AMG GmbH                   Germany                    30

         Bioplex Corp.                                Delaware                  100
                  Bioplex Medical B.V.                Netherlands               100

         Datascope Biomaterials Research B.V.         Netherlands               100

         Genisphere Inc.                              Delaware                   83

         InterVascular, Inc.                          Delaware                  100
                  InterVascular S.A.R.L.              France                    100
                  InterVascular GmbH                  Germany                   100
                  Datascope Italia s.r.l.             Italy                     100
                  Datascope S.p.r.l.                  Belgium                   100
                  Datascope Trademark Corp.           Delaware                  100